UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

215 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices, including zip code)

(203) 404-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PRV Purchase Agreement

On March 15, 2019, pursuant to a PRV Transfer Agreement (the “PRV Agreement”) entered into on the same date by Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) and GW Research, Ltd (“GW”), the Company agreed to purchase a Rare Pediatric Disease Priority Review Voucher (the “PRV”) from GW for $105 million in cash.  The closing of the transaction is subject to customary closing conditions, including antitrust review.

The foregoing description of the PRV Agreement is not complete and is qualified in its entirety by reference to the full text of the PRV Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Series A Preferred Share Purchase Agreement

On March 18, 2019, in connection with the PRV Agreement, the Company entered into a Series A Preferred Share Purchase Agreement (the “Preferred Purchase Agreement”) with RPI Finance Trust, a Delaware statutory trust (“RPI”), pursuant to which the Company, in a private placement, agreed to issue and sell to RPI 2,495 Series A Preferred Shares, of no par value, of the Company, at a price of $50,100.00 per share for gross proceeds to the Company of approximately $125 million before deducting fees and expenses (the “Initial Closing”).

Additionally, commencing upon the date on which the U.S. Food and Drug Administration, or any successor agency thereto (the “FDA”) has accepted both of (x) the New Drug Application (“NDA”) with respect to the oral dissolving tablet (“ODT”) formulation of rimegepant and (y) the NDA with respect to the tablet formulation of rimegepant (the later of such dates, the “Second NDA Acceptance Date”), one of which NDAs shall have been accepted under the FDA’s Priority Review Designation pathway in accordance with Section 519(a)(1) of the Federal Food, Drug, and Cosmetic Act, 21 USC 301, et seq. as amended, and including any rules, regulations and requirements promulgated thereunder, and ending upon the first anniversary of the Second NDA Acceptance Date (the “Outside Date”), the Company may issue and sell to RPI, and RPI will purchase from the Company, in up to three additional closings, up to an aggregate of $75 million of additional Series A Preferred Shares upon the same terms as the Initial Closing (each, a “Subsequent Closing” and, collectively with the Initial Closing, the “Financing”).

Redemption

If a Change of Control (as defined in the Amended and Restated Memorandum & Articles of Association to be adopted in connection with the Financing) is announced within six months following the Initial Closing, the Company shall have the option to redeem the Series A Preferred Shares for one point five times (1.5x) the original purchase price of the Series A Preferred Shares upon the closing of the Change of Control.  If the Company does not elect to redeem the Series A Preferred Shares for 1.5x at the closing of such Change of Control, then the Company would be required to redeem the Series A Preferred Shares for two times (2x) the original purchase price, payable in equal quarterly installments following closing of the Change of Control through December 31, 2024.

If a Change of Control is announced more than six months following the Initial Closing and the Series A Preferred Shares have not previously been redeemed, the Company must redeem the Series A Preferred Shares for two times (2x) the original purchase price of the Series A Preferred Shares payable in a lump sum or in equal quarterly installments following the closing of the Change of Control through December 31, 2024.

If an NDA for rimegepant is not approved by December 31, 2021, RPI has the option at any time thereafter to require the Company to redeem the Series A Preferred Shares for one point two times (1.2x) the original purchase price of the Series A Preferred Shares.

If no Change of Control has been announced, the Series A Preferred Shares have not previously been redeemed and (i) rimegepant is approved on or before December 31, 2024, following approval and starting one-year after approval, the Company must redeem the Series A Preferred Shares for two times (2x) the original purchase price, payable in a lump sum or in equal quarterly installments through December 31, 2024 (provided that if rimegepant is approved in 2024, the entire redemption amount must be paid by December 31, 2024) or (ii)  rimegepant is not approved by December 31, 2024, the Company must redeem the Series A Preferred Shares for two times (2x) the original purchase price on December 31, 2024.

The Company may redeem the Series A Preferred Shares at its option at any time for two times (2x) the original purchase price, which redemption price may be paid in a lump sum or in equal quarterly installments through December 31, 2024.

Liquidation and Voting

The Series A Preferred Shares have a liquidation preference equal to two times (2x) the original purchase price therefor in the event of a voluntarily or involuntary liquidation, dissolution or winding up of the Company.  The Series A Preferred Shares are entitled to vote with the Common Shares on matters submitted to a vote of the holders of Common Shares on the basis of 1,000 votes per share, which is the equivalent number of votes that could have been purchased in Common Shares based on the closing price of the Company’s Common Shares on March 15, 2019.

Protective Provisions

The Series A Preferred Shares have customary protective provisions which provide that, without the approval of holders of a majority of the Series A Preferred Shares, the Company may not adversely affect the rights of the Series A Preferred Shares or create, authorize or issue any class or series of equity securities of the Company senior to, or pari passu with, the Series A Preferred Shares.  However, the Company is permitted to issue equity securities ranking junior to the Series A Preferred Shares, including Common Shares, as well as convertible and/or non-convertible debt.

Other

In the event the Company defaults on any obligation to redeem Series A Preferred Shares when required, the redemption amount shall accrue interest at the rate of eighteen percent (18%) per annum. If any such default continues for at least one year, the holders of such shares shall be entitled to convert, subject to certain limitations, such Series A Preferred Shares into Common Shares, with no waiver of their redemption rights.  The Series A Preferred Shares are otherwise not convertible into Common Shares in any circumstances.

The Preferred Purchase Agreement contains various representations and warranties, covenants, indemnification obligations and other provisions customary for transactions of this nature. The Initial Closing is, and any Subsequent Closing will be, subject to customary closing conditions.

The Series A Preferred Shares were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. RPI represented that it is an accredited investor and that it is acquiring the Series A Preferred Shares for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the press release furnished herewith as Exhibit 99.1 is an offer to sell or the solicitation of an offer to buy the securities described herein or therein.

The Company expects to use the proceeds from the Financing for the purchase of the PRV and working capital and general corporate purposes, including the continued development and commercialization of its lead product candidate, rimegepant.

The foregoing description of the Series A Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Memorandum & Articles of Association which will be adopted prior to the Initial Closing and will be filed as an exhibit to a Current Report on Form 8-K to be filed in connection therewith.

The foregoing description of the Preferred Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Preferred Purchase Agreement, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company’s management. All statements, other than statements of historical facts, included in this Current Report regarding the Company’s business and product candidate plans and objectives are forward-looking statements. Forward-looking statements include those related to: the expected timing, commencement and outcomes of the Company’s planned and ongoing clinical trials, the timing of planned interactions and filings with the FDA, the timing and outcome of expected regulatory filings, the expected issuance of preferred stock to RPI, the potential commercialization of the Company’s product candidates and the potential for the Company’s product candidates to be first in class or best in class therapies. The use of certain words, including “believe”, “continue”, “may”, “on track”, “expects” and “will” and similar expressions, are intended to identify forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2019. The forward-looking statements are made as of this date and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.03.

Item 7.01. Regulation FD Disclosure.

On March 18, 2019, the Company issued a press release announcing the entry into the PRV Agreement, the Financing and the matters described in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
2.1*	PRV Transfer Agreement
99.1	Press Release Titled “Biohaven Purchases Priority Review Voucher (PRV) to Expedite Regulatory Review of Rimegepant Zydis ODT New Drug Application.”

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

	By:	/s/ Vlad Coric, M.D.
Date: March 18, 2019		Vlad Coric, M.D.
Chief Executive Officer